FORM OF

                                OPTION AGREEMENT

                                    UNDER THE

                                TEREX CORPORATION

                               2000 INCENTIVE PLAN

     Agreement, made as of the [DATE] between TEREX CORPORATION, a Delaware corporation, having an office at 500 Post Road East, Westport, Connecticut 06880 (hereinafter called the "Corporation") and [OPTIONEE NAME] (the "Participant").

                              W I T N E S S E T H:

     The Corporation hereby grants to the Participant as of [GRANT DATE] ("Date of Grant") options to purchase [#####] shares of the common stock of the Corporation of the par value of $.01 per share at $[STRIKE PRICE] per share subject to the following terms and conditions:

     1. Forfeitures and Vesting. Options are not exercisable until vested. Options shall vest in accordance with the following schedule:

                    Anniversary of
                     Date of Grant                  Participant is vested in:
                     ----------------               -------------------------
                         1st                              25% of the options
                         2nd                              50% of the options
                         3rd                              75% of the options
                         4th                             100% of the options

     When the Participant terminates employment with the Corporation and its subsidiaries and affiliates, all non-vested options shall be forfeited, except in the case of the Participant's death or Disability. An individual who is employed by a subsidiary or affiliate of the Corporation shall be deemed to have ceased employment with the Corporation at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote of such subsidiary or affiliate. Non-vested options which have not been forfeited as provided for in the first sentence of this paragraph shall become fully vested at the earliest to occur of
(i) the date set forth in the vesting schedule above, (ii) the Participant's death or Disability, and (iii) a Change in the Control of the Corporation. The options shall expire on [OPTION EXPIRATION DATE].


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     2. Exercise of Options.  Vested  options shall only be  exercisable  by the
Participant while the Participant is in active employment with the Corporation or a subsidiary or affiliate of the Corporation, except that vested options may be exercisable (i) in the case of the Participant's death or Disability, during a twelve-month period following such death or Disability, (ii) during a six-month period commencing on the date of the Participant's termination of employment by the Corporation, and (iii) during the three-year period commencing on the date of a Change in Control of the Corporation. In no event may the options be exercised after the expiration date of the options.

     3. Transfer Restrictions. The options are not transferable except that in the event of the Participant's death, options may be exercised by the executor or administrator of the Participant's estate or the Participant's distributee until the options expire in accordance with paragraphs 1 and 2 hereof.

     4. Payment on Exercise of Option. Vested options may be exercised at the office of the Corporation in Westport, Connecticut (or at such other location as determined by the Committee) with respect to a part or all of the shares covered by such options. The option price for the shares for which options are exercised shall be paid on the date of exercise in cash or by certified check or bank check, or on such other terms as the Committee determines. For information on other available terms, contact the Human Resources Department. The value of any share of common stock delivered in payment of the option price shall be its Market Price at the time the option is exercised.

     5. Issuance of Shares. Upon the exercise of an option with respect to a part or all of the shares in the manner and within the time herein provided, the Corporation shall issue and deliver to the Participant the number of shares of its common stock with respect to which the option was exercised.

     6. Plan. These options are either incentive stock options or nonqualified stock options awarded pursuant to the Terex Corporation 2000 Incentive Plan (the "Plan") and are subject to all of the terms and conditions of said Plan, which is hereby incorporated herein by reference. All capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.

     7. Withholding Taxes. In order to enable the Corporation to meet any applicable U.S. federal, state or local withholding tax requirements arising as a result of the exercise of an option, a Participant shall pay the Corporation the amount of tax to be withheld.

     8. Employment. Participation in the Plan shall not affect the Corporation's right to discharge a Participant or constitute an agreement of employment between the Participant and the Corporation.

     9. Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware.

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     IN WITNESS  WHEREOF,  the parties hereto have caused this instrument to be executed as of the day and year first hereinabove written.


                                              TEREX CORPORATION



                                     By:      _______________________________
                                              [CORPORATE OFFICER]

                                              _______________________________

                                              [OPTIONEE NAME]



Address:  _________________________________________

Social Security No.: ______________________________




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